Exhibit 99






UNION CARBIDE
NEW RELEASE


CONTACT:    David N. Kernis
            (203) 794-6929


UNION CARBIDE REPORTS THAT DETERIORATING BASIC CHEMICAL PRICES WILL FURTHER AFFECT THIRD QUARTER RESULTS


      DANBURY, Conn., Sept. 18 -- Union Carbide Corporation (UCC) today reported that third quarter earnings could be down by as much as 35 percent below the $0.85 reported in the second quarter. The consensus of current market expectations anticipates a 25 percent decline from the second quarter.
      The company said that prices and margins for its basic chemicals had continued to deteriorate in the quarter as a result of market weakness, particularly in Asia, reaching trough levels for some major product lines.


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